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                                                                   EXHIBIT 3.1.1



                      ARTICLES OF AMENDMENT AND RESTATEMENT

                                       OF

                                 UTI CORPORATION



                  THIS IS TO CERTIFY THAT:

         FIRST: That UTI Corporation (the "Corporation") desires to amend its Charter as currently in effect and, as so amended, restate its Charter as currently in effect. The provisions set forth in these Articles of Amendment and Restatement are all the provisions of the Charter of the Corporation as currently in effect, as so amended.

         SECOND: The Charter of the Corporation is hereby amended by striking each of the Articles of the existing Charter of the Corporation, and by substituting in lieu thereof the following:




                  FIRST: The name of the corporation (hereinafter referred to as the "CORPORATION") is

                                 UTI CORPORATION

                  SECOND: The purposes for which the Corporation is formed are:

                  (a) To develop and manufacture customized medical devices.

                  (b) To engage in and carry on any other business which may conveniently be conducted in conjunction with any business of the Corporation, or otherwise, or that may benefit the interests of the Corporation.

                  (c) To have and exercise all powers necessary or convenient to effectuate any or all of the purposes for which the Corporation is formed.

                  (d) In general, to engage in any lawful act or activity for which corporations may be organized under the general laws of the State of Maryland.

                  The foregoing purposes shall, except when otherwise expressed, be in no way limited or restricted by reference to or inference from the terms of any other clause of this or any other article of these Articles of Incorporation or of any

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amendment thereto, and shall each be regarded as independent, and construed as powers as well as purposes.

                  The Corporation shall be authorized to exercise and enjoy all of the powers, rights, and privileges granted to, or conferred upon, corporations by the general laws of the State of Maryland now or hereafter in force, and the enumeration of the foregoing powers and purposes shall not be deemed to exclude any powers, rights, or privileges so granted or conferred.

                  THIRD: The address of the principal office of the Corporation in the State of Maryland is 32 South Street, Baltimore, Maryland 21202. The name of the resident agent of the Corporation in the State of Maryland is The Corporation Trust Incorporated, a Maryland corporation, and the post office address of such agent is 32 South Street, Baltimore, Maryland 21202.

                  FOURTH: The total number of shares of stock which the Corporation shall have authority to issue is __________________ (____) shares of Common Stock, par value one cent ($0.01) per share having an aggregate par value of ________________ ($_____). The Common Stock will be divided into a class of Voting Common Stock and a Class of Non-voting Convertible Common Stock. Each share of Non-voting Convertible Common Stock is convertible one-for-one into Voting Common Stock at the option of the holder thereof. The Non-voting Common Stock consists of 88,656 shares.

                  FIFTH: The number of directors of the Corporation shall be ___________ (___), which number may be changed from time to time by or pursuant to the Bylaws of the Corporation.

                  SIXTH: Except as may be set forth in a voting or stockholders' agreement between the Corporation and certain stockholders duly authorized and approved by the Board, no stockholder of the Corporation shall have any preemptive or other right to subscribe for or otherwise acquire any additional unissued shares of capital stock of the Corporation, or other securities of any class, or rights, warrants or options to purchase stock or scrip, or securities of any kind convertible into stock or carrying stock purchase warrants or privileges.

                  SEVENTH: The following provisions are hereby adopted for the purpose of defining, limiting and regulating the powers of the Corporation and its directors and stockholders:

                  (a) The Board of Directors of the Corporation is hereby empowered to authorize the issuance from time to time of shares of its stock of any class, whether now or hereafter authorized, or securities convertible into shares of its stock of any class, whether now or hereafter authorized, without the approval of the stockholders of the Corporation, for such consideration as is determined by the Board of Directors in accordance with applicable law.

                  (b) The Board of Directors of the Corporation, with the approval of a majority of the entire board, and without action by stockholders, may amend the

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Corporation's charter from time to time to increase or decrease the aggregate number of shares of stock of any class that the Corporation has authority to issue.

                  (c) The Board of Directors is hereby authorized from time to time to approve, declare, and pay dividends payable in shares of one class of the Corporation's stock to holders of shares of another class of the Corporation's stock.

                  (d) No stockholder of the Corporation shall be entitled to exercise the rights of an objecting stockholder under subtitle 2 of Title 3 of the Maryland General Corporation Law.

                  (e) The Corporation reserves the right from time to time to make any amendment of its charter, now or hereafter authorized by law, including any amendment which alters the contract rights, as expressly set forth in the charter, of any outstanding stock.

                  (f) The Board of Directors of the Corporation may classify or reclassify any unissued shares of stock of the Corporation by setting or changing in any one or more respects, from time to time before issuance of such shares, the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications, or terms or conditions of redemption of such shares.

                  (g) With respect to any corporate action to be taken by the Corporation which, under the general laws of the State of Maryland, would (in the absence of this subparagraph (g) of this Article Seventh) require the authorization or approval of a greater proportion than a majority of all votes entitled to be cast for such action to be effective and valid, such corporate action shall be effective and valid if authorized or approved by at least a majority of all the votes entitled to be cast thereon, after due authorization and/or approval and/or advice of such action by the Board of Directors as required by law.

                  (h) The Corporation hereby elects not to be governed by any of the provisions of Section 3-602 of subtitle 6 of Title 3 of the Maryland General Corporation Law as to any business combinations or as to any existing or future interested stockholders of the Corporation or their affiliates.

                  (i) The Board of Directors of the Corporation is hereby authorized, in considering a potential acquisition of control of the Corporation, to consider the effect of the potential acquisition on: (i) stockholders, employees, suppliers, customers, and creditors of the Corporation and (ii) communities in which offices or other establishments of the Corporation are located.

                  EIGHTH: To the fullest extent permitted by the laws of the State of Maryland, the liability of any director or officer of the Corporation to the Corporation or its stockholders for money damages shall be limited to the sum of

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ten dollars ($10.00), provided that nothing contained in this Article Eighth shall limit the liability of a director or officer (i) to the extent that it is proved that such person actually received an improper benefit or profit in money, property or services, for the amount of the benefit or profit in money, property or services actually received, or (ii) to the extent that a judgment or other final adjudication, adverse to such person is entered in a proceeding based on a finding in the proceeding that such person's action, or failure to act, was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding. This Article Eighth shall not be construed to affect the liability of a person in any capacity other than the person's capacity as a director or officer.

                  NINTH: The duration of the Corporation shall be perpetual.

         THIRD: Immediately before amendment the total number of shares of stock of all classes which the Corporation had authority to issue was 100,000,000 shares, having an aggregate par value of $1,000.00, divided into 50,000,000 shares of $.01 par value Common Stock, and 50,000,000 shares of $.01 par value Preferred Stock. After the amendment, the authorized stock of the Corporation is as set forth in Article Fourth in the Corporation's Charter.

         FOURTH: The foregoing amendment and restatement of the Charter of the Corporation has been advised by the Board of Directors and adopted by the stockholders of the Corporation.



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                  IN WITNESS WHEREOF, UTI Corporation has caused these Articles of Amendment and Restatement to be signed by its President and witnessed by its Secretary this ____ day of December, 2000.

                                           UTI Corporation



                                           By:
                                              ----------------------------------
                                           Andrew D. Freed
                                           President and Chief Executive Officer



Witness:


----------------------
Secretary


                  THE UNDERSIGNED, President and Chief Executive Officer of UTI Corporation who executed on behalf of the Corporation the foregoing Articles of Amendment and Restatement of which this certificate is made a part, hereby acknowledges in the name and on behalf of said Corporation the foregoing Articles of Amendment and Restatement to be the corporate act of said Corporation and hereby certifies to the best of his knowledge, information and belief the matters and facts set forth therein with respect to the authorization and approval thereof are true in all material respects under the penalties of perjury.



                                           -------------------------------------
                                           Andrew D. Freed
                                           President and Chief Executive Officer





Witness:


----------------------
Secretary